SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549
                              ---------------------


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 30, 2001



                              KEY TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)



        OREGON                        0-21820                   93-0822509
(State or other jurisdiction   (Commission File Number)       (IRS Employer
    of incorporation)                                       Identification No.)





                                150 Avery Street
                          Walla Walla, Washington 99362
               (Address of principal executive offices) (Zip Code)



                                 (509) 529-2161
              (Registrant's telephone number, including area code)

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Item 5. Other Events and Regulation FD Disclosure.

On November 30, 2001, Key Technology, Inc. (the "Company") completed the sale of its subsidiary Ventek, Inc. to Veneer Technology, Inc ("VTI"). Ventek supplies machine vision systems to the forest products industry. Ventek was acquired by the Company as part of its acquisition of Advanced Machine Vision Corporation ("AMVC") in July 2000. As previously announced, in October 2001 the Company entered into a definitive agreement to sell Ventek to VTI, a company owned by four current managers of Ventek, including Mr. Rodger Van Voorhis, President of Ventek. Mr. Van Voorhis, who was appointed to the Company's Board of Directors in July 2000 as part of the AMVC acquisition, resigned as a director effective August 31, 2001.

At the closing, the Company received a cash payment of approximately
$3.6 million and the tender for cancellation of VTI's holdings of 200,595 shares of Series B Convertible Preferred Stock of the Company having an aggregate stated redemption value of $2.0 million. VTI also agreed to pay, in periodic deferred purchase price payments based on sales, an aggregate amount of $900,000, by no later than November 30, 2006. The proceeds from the sale of Ventek will be used to pay down Company debt and increase cash reserves.

Item 7. Financial Statements and Exhibits.

      (c)  Exhibits.

      Exhibit No.    Description

      99.1           Key Technology, Inc. Press Release, dated December 10, 2001






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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                                            KEY TECHNOLOGY, INC.



                                            /s/ THOMAS C. MADSEN
                                            ------------------------------------
                                            Thomas C. Madsen,
                                            Chairman and Chief Executive Officer

Dated:  December 14, 2001


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                                  EXHIBIT INDEX


Exhibit No.      Description
------------     ---------------------------------------------------------------

  99.1           Key Technology, Inc. Press Release, dated December 10, 2001





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Exhibit 99.1



FOR IMMEDIATE RELEASE:     December 10, 2001

CONTACT:      Ted R. Sharp
              Chief Financial Officer
              Key Technology, Inc.
              (509) 529-2161

                     KEY TECHNOLOGY COMPLETES SALE OF VENTEK


WALLA WALLA, WA -- Key Technology, Inc. (NASDAQ/NMS: KTEC) announced today that on November 30, 2001 it completed the sale of Ventek, Inc. to Veneer Technology, Inc. previously announced on November 2, 2001. At closing, Key received cash proceeds of $3.6 million and a note payable of $900,000. In addition, Veneer Technology tendered its holdings of Key Technology Series B convertible preferred stock, having a stated redemption value of $2.0 million.

Key Technology, Inc., headquartered in Walla Walla, Washington, is a worldwide leader in the design and manufacture of process automation systems for the food processing and industrial markets. The Company's products integrate electro-optical inspection and sorting, specialized conveying and product preparation equipment, which allow processors to improve quality, increase yield and reduce cost. Key has manufacturing facilities in Washington, Oregon and the Netherlands, and worldwide sales and service coverage.


    Note: News releases and other information on Key Technology, Inc. can be accessed at www.keyww.com on the Internet.